November 11, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549-0001

Re: Microsoft Corporation - Power of Attorney

To whom it may concern:

This will confirm that I have granted each of the individuals listed below the authority to, on my behalf, execute and file the Initial Statement of

Beneficial Ownership of Securities (Form 3), the Statement of Changes in

Beneficial Ownership of Securities (Form 4) and the Annual Statement of

Changes in Beneficial Ownership (Form 5), as my Attorney In Fact.

Such power of attorney shall remain in full force and effect until either

(i) I am no longer subject to the reporting requirements under

Section 16 of the Securities Act of 1933, as amended or (ii) I have provided you with written notice withdrawing this authority.

The individuals who are authorized to act as my Attorney-In-Fact under this

Power of Attorney are as follows:

John A. Seethoff

Keith R. Dolliver

Shauna L. Vernal

Kevin J. Fay

David Menz

Bradford L. Smith

Christyne Mayberry

This Power of Attorney is effective immediately upon filing with the

Securities Exchange Commission and, for purposes of my future Form 4 and

Form 5 filings, replaces and revokes all other Powers of Attorney previously filed by me.

Sincerely,

/s/ Charles Noski

Charles Noski